Exhibit 99.1

Contact:	Justin Cressall Treasurer (441) 298-0753
PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES PROPOSED
REMARKETING OF NOTES IN RULE 144A OFFERING
HAMILTON, BERMUDA, AUGUST 2, 2005 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today announced that it is proposing to remarket the 5.25% Senior Guaranteed Notes due 2007 (the “Senior Notes”) originally issued as part of its Equity Security Units (the “ESUs”) pursuant to the contractual requirements applicable to the Senior Notes. The Senior Notes will be remarketed through transactions exempt from the registration requirements of the Securities Act of 1933. The Senior Notes are scheduled to be remarketed on or about August 11, 2005. Upon a successful remarketing, the rate of interest payable on the Senior Notes will be reset pursuant to the contractual requirements applicable to the Senior Notes. The Senior Notes to be remarketed are issued by Platinum Underwriters Finance, Inc., a subsidiary of Platinum Underwriters Holdings, Ltd., and guaranteed by Platinum Underwriters Holdings, Ltd. Holders of the ESUs whose Senior Notes participated in a successful remarketing will receive remaining proceeds, if any, from that remarketing, after deduction of the remarketing fee and the purchase price of the portfolio of U.S. Treasury securities to be substituted for the Senior Notes as a component of the ESUs. Neither Platinum Underwriters Holdings, Ltd. nor Platinum Underwriters Finance, Inc. will receive any proceeds from the remarketing.
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes referred to herein in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Senior Notes that are sold in the remarketing will not be registered under the Securities Act of 1933 or applicable state securities laws and will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the Senior Notes that are sold in the remarketing may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.
Safe Harbor Statement Regarding Forward-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,”

“predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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